EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.
Date	Type	Price	Shares
9/16/20111	Purchase	$1.3623	18900
9/19/20112	Purchase	1.2991	14600
9/20/20113	Purchase	1.2520	25604
9/21/20114	Purchase	1.2090	31259
9/22/20115	Purchase	1.1677	24889
9/23/20116	Purchase	1.1882	7400
9/26/20117	Purchase	1.2281	11600
9/27/20118	Purchase	1.2285	196000
9/28/20119	Purchase	1.1305	56832
9/29/201110	Purchase	1.1012	33100
9/30/201111	Purchase	1.1535	51702
10/3/201112	Purchase	1.1408	15189
10/4/201113	Purchase	1.0428	8667
10/5/201114	Purchase	1.1710	16800
10/6/201115	Purchase	1.1703	115400

1 This transaction was executed in multiple trades at prices ranging from $1.35 - 1.37.
2 This transaction was executed in multiple trades at prices ranging from $1.28 - 1.35.
3 This transaction was executed in multiple trades at prices ranging from $1.25 -1.28.
4 This transaction was executed in multiple trades at prices ranging from $1.20 - 1.24.
5 This transaction was executed in multiple trades at prices ranging from $1.14 - 1.18.
6 This transaction was executed in multiple trades at prices ranging from $1.15 - 1.20.
7 This transaction was executed in multiple trades at prices ranging from $1.20 - 1.25.
8 This transaction was executed in multiple trades at prices ranging from $1.20 - 1.23.
9 This transaction was executed in multiple trades at prices ranging from $1.08 - 1.20.
10 This transaction was executed in multiple trades at prices ranging from $1.09 - 1.12.
11 This transaction was executed in multiple trades at prices ranging from $1.11 - 1.17.
12 This transaction was executed in multiple trades at prices ranging from $1.13 - 1.15.
13 This transaction was executed in multiple trades at prices ranging from $1.02 - 1.08.
14 This transaction was executed in multiple trades at prices ranging from $1.12 - 1.18.
15 This transaction was executed in multiple trades at prices ranging from $1.15 - 1.18.